UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described in Item 5.07 below, at the 2013 Annual Meeting of Shareholders (the “Meeting”) of Infinity Property and Casualty Corporation (the “Company”), the Company’s shareholders approved the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan, as amended and restated effective May 8, 2013 (the “Plan”). The Plan was unanimously approved by the Company’s Board of Directors on February 21, 2013, subject to shareholder approval. Significant terms of the Plan include the following:

•	750,000 shares of the Company’s common stock are reserved for issuance.

•
The Company is permitted to grant a variety of stock and stock-based awards, including stock options and stock appreciation rights, granted separately or in tandem with each other, restricted shares and restricted share units, both time vested or conditioned on the attainment of performance goals, performance shares and performance units, and unrestricted shares (collectively, “Awards”) to “eligible persons,” which include the Company’s officers, key employees, and non-employee directors.

•
Performance-based Awards may qualify for the performance-based exception to the $1,000,000 limit on the tax deductibility for compensation paid to certain executives contained in Section 162(m) of the Internal Revenue Code.

•	No Awards shall be made after May 21, 2023.

As of May 21, 2013, the effective date of the Plan, the Company’s 2002 Restricted Stock Plan (as amended and restated effective July 31, 2007), Amended and Restated 2002 Stock Option Plan, Non-Employee Directors’ Stock Ownership Plan, and Second Amended and Restated 2008 Performance Share Plan (collectively, the “Prior Plans”) terminated, and no further awards may be granted under such Prior Plans. However, all outstanding awards under such Prior Plans shall remain outstanding and be administered and settled in accordance with the terms of such Prior Plans.
The foregoing summary description of the Plan is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 9, 2013, and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders
On May 21, 2013, the Company’s shareholders voted on four proposals, set forth below, at the Meeting. Of the 11,488,714 shares of common stock outstanding as of March 25, 2013, the record date, 11,007,197 shares were represented at the Meeting (in person or by proxy), constituting 95.81% of the outstanding shares entitled to vote. At the Meeting, the shareholders approved all of the director nominees and each of the proposals presented. The final results of voting on each of the proposals is as follows:
Proposal 1.    Election of eight directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Teresa A. Canida	10,832,740	26,351	148,106
Jorge G. Castro	10,832,540	26,551	148,106
James R. Gober	10,729,922	129,169	148,106
Harold E. Layman	10,828,334	30,757	148,106
E. Robert Meaney	10,832,740	26,351	148,106
Drayton Nabers, Jr.	10,828,134	30,957	148,106
William Stancil Starnes	10,832,740	26,351	148,106
Samuel J. Weinhoff	10,828,334	30,757	148,106

Proposal 2.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,939,099	41,780	26,300	0

Proposal 3.	Approve, in an advisory vote, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,816,279	16,392	26,420	148,106

Proposal 4.	Approve the Infinity Property and Casualty Corporation 2013 Stock Incentive Plan (as amended and restated effective May 8, 2013).

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,047,687	785,104	26,300	148,106

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
INFINITY PROPERTY AND CASUALTY            CORPORATION

BY:/s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President, General Counsel and Assistant Secretary

May 23, 2013